EXHIBIT 99

PRESS RELEASE

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contacts:	Scott A. Everson	Randall M. Greenwood
	President and CEO	Senior Vice President, CFO and Treasurer
	(740) 633-0445, ext. 6154	(740) 633-0445, ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:	11:00 a.m. October 20, 2020

United Bancorp, Inc. Reports on its Earnings for the Three and Nine Months Ended September 30, 2020

MARTINS FERRY, OHIO ◆◆◆ United Bancorp, Inc. (NASDAQ: UBCP) reported diluted earnings per share of $0.93 and net income of $5,313,000 for the nine months ended September 30, 2020, as compared to $0.88 and $5,041,000, respectively, for the corresponding nine-month period in 2019. The Company’s diluted earnings per share for the three months ended September 30, 2020 was $0.36, as compared to $0.31 for the same period in the previous year, an increase of 16.1%. Even though the Company has achieved a higher level of earnings on a year-over-year basis, year-to-date earnings have been negatively affected by a higher provision for loan losses that it recognized due to the continued impact of the COVID-19 pandemic on our national economy and the tremendous level of uncertainty that it has created.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “In light of the events that have had a significant impact on our Company and economy as a whole this current year, we are pleased to report on our overall solid financial performance for both the most recently ended quarter and the nine months ended September 30, 2020. As noted above, our Company achieved diluted earnings per share of $0.36 for the third quarter of 2020, which was an increase of $0.05, or 16.1%, over the previous year. We achieved this improved level of performance even though we booked an additional $1,213,000 of loan loss provision during the current quarter to give proper recognition to the risks posed to our Company by the continuing COVID-19 pandemic. For the nine months ending September 30, 2020, our Company had earnings of $0.93 versus $0.88 for the preceding year, an increase of 5.7%--- even though we booked an additional $2,974,000 in loan loss provision during the current year, raising the level of our total allowance for loan losses to total loans from 0.50% to 1.18% as of September 30, 2020. Contributing to our achievement of a sound level of earnings this past quarter and year-to-date was the solid growth that our Company experienced in its earning assets on a year-over-year basis. Year-over-year, average loans increased by $27.8 million, or 6.7%, and average securities and other required stock increased by $30.7 million or 20.6%. This strong growth in our earning assets, along with robust loan fee generation during the first nine months of this year, led to an increase in total interest income of $1.1 million, or 5.4%, over the previous year. As we have formerly disclosed, our Company started to position its balance sheet to be more liability sensitive early in the second quarter of 2019 in response to the FOMC’s sudden change in the direction of monetary policy, which helped to reduce overall interest expense levels. This past quarter, our Company saw its total interest expense decrease $778,000 for the quarter--- a level which has helped us lower our overall total interest expense on a year-over-year basis for the first time in several years as we had properly and responsively prepared for the downward trending rate environment in which we presently operate and foresee operating within for an extended period. With our focus on both growing earning assets and aggressively managing our sensitivity, our Company saw a year-over-year increase in its net interest income of $1,418,000 or 9.2%. As of September 30, 2020, our Company’s net interest margin was 3.58%, which is up six basis points on a linked-quarter basis and compares favorably to our peer. Obviously, if rates stay lower for longer as the FOMC has communicated, this could challenge us to maintain our net interest margin at its present level.”

Greenwood continued, “Even though we fully realize that the continuing pandemic situation has the potential to change our qualitative metrics relating to credit, we have successfully maintained overall strength and stability within our loan portfolio as of September 30, 2020. Year-over-year, our Company continues to have very solid credit quality-related metrics supported by a relatively low level of nonaccrual loans and loans past due 30 plus days, which were $1.66 million, or 0.37% of total loans, at quarter end versus $3.15 million and 0.75%, respectively, the previous year. Further, net loans charged off, excluding overdrafts, was $266,000, or .07% annualized. With our increased provision for loan losses this past quarter and for the present year, our total allowance for loan losses more than doubled year-over-year and our total allowance for loan losses to nonaccrual loans was 338.6% as of September 30, 2020. We are committed under the present situation with which we are confronted to closely work with our valued loan customers to keep their loans current by adopting payment relief practices fully supported by present regulatory and accounting guidance. We are hopeful that these positive actions will allow our customers to weather this storm and our Company to maintain overall sound credit quality. Over the course of this most recent quarter, we have continued to see a large percentage of our loan customer base that had previously received some level of payment relief begin to resume contractual or interest only payments on their loans. We are hopeful that this current trend will continue; but, being realistic, we firmly recognize that our credit quality metrics could become worse if our economy does not normalize in the near term.” Greenwood further stated, “Our Company continues to have very sound levels of capital. As previously announced in the second quarter of last year, we enhanced our capital levels by issuing $20.0 million in subordinated debt at very favorable terms. Even though this capital is only measured at the bank-level, it has provided some very welcome cushion during these very challenging times. Overall, our Company saw shareholders’ equity grow by $6.6 million, or 11.1%, and its book value increase by $1.08, or 10.6%, year-over-year.”

Scott A. Everson, President and CEO stated, “As our Company continues to navigate through these very uncertain times, we are extremely proud to report on our level of quarterly and nine month earnings for 2020. We are exceptionally grateful that this level of increased earnings achieved in the very challenging economic environment in which we are operating is greater than the level achieved last year… especially, giving consideration to the reality that our Company achieved record earnings in 2019. Even though the earnings that we achieved so far in the current year are greater than the earnings that we produced the previous year, we continue to posture our Company for a longer duration downturn due to the negative macroeconomic forces with which we continue to be confronted related to the impacts of the COVID-19 pandemic on both our domestic and world economies. Accordingly, we did sell some investment securities in the most recently ended quarter, which led to a gain of $1.34 million. With the present gain position that we have within our investment portfolio, we felt another partial monetization of this gain was, once again, prudent this past quarter in order to further build our allowance for loan losses to protect our Company. On a year-over-year basis, our allowance for loan losses has increased by $3.107 million or 146.5%.” Everson continued, “We are somewhat encouraged by the continuing strong performance of our overall loan portfolio; but, we firmly realize that some of the potential risk within this portfolio could be masked due to present payment relief practices and government stimulus support which ultimately will go away. Only time will truly tell how great this potential risk is for our Company and all financial institutions.” Everson further stated, “We are comforted to know that our Company continues to be well capitalized under regulatory and industry guidelines, which should help us weather any storm that may confront us. In addition, our Company has always had a long-term view, predicated on sound underwriting practices, superior customer service and prudent liquidity and capital management, which has served us well through various operating environments. We are confident that this operating philosophy will again prove to be sound as we support our customers and work through this present crisis; therefore, protecting our shareholder value.”

Everson concluded, “Our thoughts and prayers continue to go out to everyone as we work through the challenges presented to all of us by this horrible and unprecedented COVID-19 pandemic. Our number one priority continues to be protecting the health and welfare of our team members and customer base, while delivering the highest quality service possible under the circumstances. During this time of great uncertainty, we are blessed to have both systems and personnel capable of delivering quality service and support to our valued customers. From an operating perspective, our Company was back to full operations and availability during the totality of the past quarter. In addition, I am extremely happy to report that we opened our newest Banking Center in Moundsville, West Virginia on August 3, 2020. This new location, our Company’s twentieth full-service Banking Center, is our first one located in the State of West Virginia. Although we are open to the public, we are taking extreme precautions in our operations by following strict and evolving guidance provided by both governmental and health department authorities. We are truly blessed to have an extremely caring and resilient team of employees that continue to perform at a high level in arguably the most challenging and unprecedented operating environment in which any of us have ever worked. It is only through the diligence of our team members that we have been able to produce the operating results that we have during the first nine months of 2020. For this, our team is to be commended and-— as always—- I am extremely proud of their fortitude!”

As of September 30, 2020, United Bancorp, Inc. has total assets of $692.5 million and total shareholder’s equity of $66.7 million. Through its single bank charter, Unified Bank, the Company currently has twenty banking centers that serve the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Jefferson and Tuscarawas and Marshall County in West Virginia. The Company also operates a Loan Production Office in Wheeling, WV (Ohio County). United Bancorp, Inc. trades on the NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

	United Bancorp, Inc. (“UBCP”)
	For the Three Months Ended September 30,		%	$
	2020	2019	Change	Change
Earnings
Interest income on loans	$5,065,516	$5,320,063	-4.78%	$(254,547)
Loan fees	312,763	188,383	66.03%	$124,380
Interest income on securities	1,312,757	1,412,494	-7.06%	$(99,737)

Total interest income	6,691,036	6,920,940	-3.32%	$(229,904)
Total interest expense	947,279	1,726,523	-45.13%	$(779,244)

Net interest income	5,743,757	5,194,417	10.58%	$549,340
Provision for loan losses	1,333,000	120,000	1010.83%	$1,213,000
Net interest income after provision for loan losses	4,410,757	5,074,417	-13.08%	$(663,660)
Service charges on deposit accounts	645,024	731,066	-11.77%	$(86,042)
Net realized gains on sale of available-for-sale securities	1,343,250	—	N/A	$1,343,250
Net realized gains on sale of loans	46,645	24,851	87.70%	$21,794
Other noninterest income	304,842	246,726	23.55%	$58,116

Total noninterest income	2,339,761	1,002,643	133.36%	$1,337,118
Total noninterest expense	4,491,275	4,161,797	7.92%	$329,478
Earnings before taxes	2,259,243	1,915,263	17.96%	$343,980
Income tax expense	200,214	134,515	48.84%	$65,699

Net income	$2,059,029	$1,780,748	15.63%	$278,281

Per share
Earnings per common share - Basic	$0.36	$0.31	16.13%
Earnings per common share - Diluted	0.36	0.31	16.13%
Cash Dividends paid	0.1425	0.1375	3.64%
Annualized yield based on quarter end close	4.53%	4.93%	N/A

Shares Outstanding
Average - Basic	5,467,523	5,519,677	—
Average - Diluted	5,467,523	5,519,677	—
Common stock, shares issued	5,976,351	5,959,351	—
Shares used for Book Value Computation	5,860,848	5,867,401
Shares held as treasury stock	79,593	42,409	—

	For the Nine Months Ended September 30,		%	$
	2020	2019	Change	Change
Earnings
Interest income on loans	$15,557,582	$15,560,775	-0.02%	$(3,193)
Loan fees	1,087,865	581,162	87.19%	$506,703
Interest income on securities	4,314,065	3,742,290	15.28%	$571,775

Total interest income	20,959,512	19,884,227	5.41%	$1,075,285
Total interest expense	4,059,581	4,402,131	-7.78%	$(342,550)

Net interest income	16,899,931	15,482,096	9.16%	$1,417,835
Provision for loan losses	3,304,000	330,000	901.21%	$2,974,000
Net interest income after provision for loan losses	13,595,931	15,152,096	-10.27%	$(1,556,165)
Service charges on deposit accounts	1,974,883	2,137,847	-7.62%	$(162,964)
Net realized gains on sale of available-for-sale securities	2,593,613	—	N/A	$2,593,613
Net realized gains on sale of loans	93,015	37,941	145.16%	$55,074
Other noninterest income	878,163	718,854	22.16%	$159,309

Total noninterest income	5,539,674	2,894,642	91.38%	$2,645,032
Total noninterest expense	13,480,125	12,496,001	7.88%	$984,124
Earnings before income taxes	5,655,480	5,550,737	1.89%	$104,743
Income tax expense	342,389	509,556	-32.81%	$(167,167)

Net income	$5,313,091	$5,041,181	5.39%	$271,910
Per share
Earnings per common share - Basic	$0.93	$0.88	5.68%
Earnings per common share - Diluted	0.93	0.88	5.68%
Cash dividends paid	0.4275	0.4050	5.56%
Shares Outstanding
Average - Basic	5,465,854	5,518,500	—
Average - Diluted	5,465,854	5,518,500	—

At quarter end
Total assets	$692,521,286	$675,821,076	2.47%	$16,700,210
Total assets (average)	692,446,000	640,070,000	8.18%	$52,376,000
Other real estate and repossessions	746,450	30,000	2388.17%	$716,450
Gross loans	443,276,115	421,264,659	5.23%	$22,011,456
Allowance for loan losses	5,228,387	2,120,999	146.51%	$3,107,388

Net loans	438,047,728	419,143,660	4.51%	$18,904,068
Net loans (charge offs)	(265,710)	(163,888)	62.13%	$(101,822)
Net overdrafts (charge offs)	(41,021)	(88,001)	-53.39%	$46,980

Total net (charge offs)	(306,731)	(251,889)	21.77%	$(54,842)
Non-accrual loans	1,544,306	2,619,976	-41.06%	$(1,075,670)
Loans past due 30+ days (excludes non accrual loans)	116,810	526,215	-77.80%	$(409,405)
Average loans	445,934,000	418,129,000	6.65%	$27,805,000
Cash and due from Federal Reserve Bank	50,936,353	13,347,316	281.62%	$37,589,037
Average cash and due from Federal Reserve Bank	28,747,000	19,699,000	45.93%	$9,048,000
Securities and other required stock	162,495,967	204,887,864	-20.69%	$(42,391,897)
Average securities and other required stock	179,560,000	148,863,000	20.62%	$30,697,000
Average total deposits	571,250,000	537,064,000	6.37%	$34,186,000
Total deposits	576,856,068	549,996,178	4.88%	$26,859,890
Non interest bearing demand	121,270,536	112,854,830	7.46%	$8,415,706
Interest bearing demand	248,506,236	215,883,974	15.11%	$32,622,262
Savings	117,487,476	109,049,618	7.74%	$8,437,858
Time	89,591,820	112,207,756	-20.16%	$(22,615,936)
Securities sold under agreements to repurchase	17,027,320	9,901,835	71.96%	$7,125,485
Advances from the Federal Home Loan Bank	—	20,800,000	-100.00%	$(20,800,000)
Overnight advances	—	20,800,000	N/A	$(20,800,000)
Term advances	—	—		$—
Shareholders’ equity	66,691,031	60,054,705	11.05%	$6,636,326
Shareholders’ equity (average)	66,691,000	60,055,000	11.05%	$6,636,000
Stock data
Market value - last close (end of period)	$12.56	$11.15	12.65%
Dividend payout ratio	45.97%	46.02%	-0.12%
Book value (end of period)	11.32	10.24	10.55%
Market price to book value	110.95%	108.89%	1.90%
Key performance ratios
Return on average assets (ROA)	1.02%	1.05%	-0.04%
Return on average equity (ROE)	10.62%	11.19%	-0.58%
Net interest margin (federal tax equivalent)	3.58%	3.67%	-0.09%
Interest expense to average assets	0.78%	0.92%	-0.14%
Total allowance for loan losses to nonaccrual loans	338.56%	80.95%	257.61%
Total allowance for loan losses to total loans	1.18%	0.50%	0.68%
Nonaccrual loans to total loans	0.35%	0.62%	-0.27%
Nonaccrual assets to average assets	0.33%	0.41%	-0.08%
Net charge-offs to average loans	0.07%	0.06%	0.01%
Equity to assets at period end	9.63%	8.89%	0.74%